Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Aspen Aerogels, Inc.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.00001 per share	Rule 457(c)	11,263,809(3)	$16.055(2)	$180,840,453.50	0.00014760	$26,692.10	—	—	—	—

Fees Previously Paid	N/A		N/A	N/A	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.00001 per share	Rule 415(a)(6)	3,462,124(4)	42.01	$145,443,829.24	—	$ —	S-3	333-259449	September 10, 2021	$15,868

Carry Forward Securities	Equity	Common stock, par value $0.00001 per share	Rule 415(a)(6)	6,344,585(5)	22.295	$141,452,523.00	—	$ —	S-3	333-264672	May 4, 2022	$13,112.65

	Total Offering Amounts					$467,736,805.74(3)		$26,692.10

	Total Fees Previously Paid							$ —

	Total Fee Offsets							$ —

	Net Fee Due							$26,692.10

(1)

This registration statement also relates to an indeterminate number of shares of common stock, par value $0.00001 per share (“Common Stock”), of Aspen Aerogels, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the common stock is estimated solely for the calculation of the registration fees due for this filing. This estimate was based on the average of the high and low sales price of our stock reported by The New York Stock Exchange on April 26, 2024.

(3)

This registration statement registers the resale of (i) an aggregate of 3,462,124 unsold shares of Common Stock registered by the selling shareholder (the “2021 Unsold Shares”) under the Registrant’s registration statement on Form S-3 (File No. 333-259449) originally filed on September 10, 2021, and subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2021 (the “2021 Registration Statement”), which shares remain unsold as of the date of this registration statement, (ii) an aggregate of 6,344,585 unsold shares of Common Stock (the “2022 Unsold Shares”), consisting of (a) up to 4,552,599 shares of Common Stock issuable upon conversion of Convertible Senior PIK Toggle Notes due 2027 issued to the selling shareholder (the “Notes”) or pursuant to any other term of the Notes, including as a result of any of the payment-in-kind (“PIK”) provisions, and (b) up to 1,791,986 shares of Common Stock sold to the selling shareholder pursuant to that certain securities purchase agreement, dated as of February 15, 2022, and registered by the selling shareholder under the Registrant’s registration statement on Form S-3 (File No. 333-264672) originally filed on May 4, 2022 and subsequently declared effective by the SEC on May 13, 2022 (the “2022 Registration Statement”), which shares remain unsold as of the date of this registration statement, (iii) 737,493 additional shares of Common Stock issuable to the selling shareholder upon conversion of the Notes, as amended by an amendment to the Notes, dated as of November 28, 2022 (the “Notes Amendment”), or pursuant to any other term of the Notes, as amended by the Notes Amendment, including as a result of any of the PIK provisions, based upon a reduced conversion price of $29.936625 per share, that are newly registered hereunder, and (iv) 10,526,316 shares of Common Stock issued to the selling shareholder in connection with an underwritten public offering consummated on November 29, 2022 that are newly registered hereunder.

(4)

Pursuant to Rule 415(a)(6) of the Securities Act, the shares registered pursuant to this registration statement include, as of the date of filing of this registration statement, the 2021 Unsold Shares for which a filing fee of $15,868 was previously paid (based on fee rates previously in effect), registered for sale by the selling stockholder previously registered on the 2021 Registration Statement. Such previously paid registration fees will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If any of such unsold securities are sold pursuant to the 2021 Registration Statement after the date of this filing, and prior to the date of effectiveness of this registration statement, the Registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold shares included on this registration statement and reduce the number of 2021 Unsold Shares to be registered hereby for sale by the selling stockholders by an amount equivalent to the amount of shares sold.

(5)

Pursuant to Rule 415(a)(6) of the Securities Act, the shares registered pursuant to this registration statement include, as of the date of filing of this registration statement, the 2022 Unsold Shares for which a filing fee of $13,112.65 was previously paid (based on fee rates previously in effect), registered for sale by the selling stockholder previously registered on the 2022 Registration Statement. Such previously paid registration fees will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If any of such unsold securities are sold pursuant to the 2022 Registration Statement after the date of this filing, and prior to the date of effectiveness of this registration statement, the Registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold shares included on this registration statement and reduce the number of 2022 Unsold Shares to be registered hereby for sale by the selling stockholders by an amount equivalent to the amount of shares sold.